United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                        June 19, 2001
Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.
(Exact Name of Registrant as Specified in Charter)

              1-6479-1
Commission File Number

Delaware (State or other jurisdiction of incorporation or organization)	13-2637623 (I.R.S. Employer Identification Number)

511 Fifth Avenue
                     New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Item 5.      Other Events and Regulation FD Disclosure

                  On June 19, 2001, Overseas Shipholding Group, Inc. ("OSG") announced that a joint venture in which OSG will have a one-third interest has agreed to purchase two VLCCs from Bergesen d.y. ASA, a major Norwegian owner. These vessels were delivered from the shipyard to Bergesen in 2000. The other joint venture partners are Frontline Ltd. and Euronav Luxembourg S.A., which are also participants in the Tankers International VLCC pool. The purchase price for these two vessels is $156 million. The proposed purchase of these vessels is in addition to the previously-announced proposed purchase by this joint venture of four new VLCCs from Bergesen. These purchases are subject to the execution of definitive documents and the closing conditions to be contained in those documents and there can be no assurance that these purchases will be completed.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: June 21, 2001	By:
Name: Robert N. Cowen
Title: Senior Vice President, Chief Operating Officer and Secretary